Exhibit 99.1

CONVERGYS NEWS RELEASE

Convergys Completes Acquisition of Stream

Acquisition Creates $3 Billion Global Customer Management Services Company

(Cincinnati; March 3, 2014) – Convergys Corporation (“Convergys”) (NYSE: CVG), a global leader in customer management, today announced that it has completed its acquisition of Stream Global Services, Inc. (“Stream”).

The addition of Stream will strengthen Convergys’ position as the leading U.S. provider in the $55 billion outsourced customer management services industry. It expands the company’s geographic footprint and capabilities. Convergys now has 125,000 employees working out of more than 150 locations in 31 countries, speaking 47 languages. Stream’s complementary client portfolio will also diversify Convergys’ client base through the addition of leading technology, entertainment, and communications clients.

“We are excited to welcome Stream to Convergys,” said Andrea Ayers, president and CEO of Convergys. “We believe our shared focus on exceptional client service, operational expertise, and world-class talent will enable us to quickly integrate and leverage our expanded reach for the benefit of clients, employees, and shareholders.”

Forward-Looking Statements Disclosure and “Safe Harbor” Note

This news release contains statements, estimates, or projections that constitute “forward-looking statements” as defined under U.S. federal securities laws. In some cases, one can identify forward looking statements by terminology such as “will,” “expect,” “estimate,” “think,” “forecast,” “guidance,” “outlook,” “plan,” “lead,” “project” or other comparable terminology. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations or projections. These risks include, but are not limited to: (i) our ability to integrate Stream’s operations, implement the anticipated business plans of the combined company and achieve anticipated benefits and cost savings; (ii) risks related to disruption of management’s attention from ongoing business operations due to integration of Stream’s operations; (ii) the effect of the transaction on either party’s relationships with its respective customers, vendors, lenders, operating results and businesses generally; (iv) the loss of a significant client or significant business from a client; (v) the future financial performance of major industries that we serve; (vi) our failure to successfully acquire and integrate businesses; (vii) our inability to protect personally identifiable data against unauthorized access or unintended release; (viii) our inability to maintain and upgrade our technology and network equipment in a timely manner; (ix) international business and political risks, including economic weakness and operational disruption as a result of natural events, political unrest, war, terrorist attacks or other civil disruption; (x) the failure to meet expectations regarding the tax treatment of the Information Management transaction; (xi) adverse effects of litigation and other commitments and contingencies and (xii) those factors contained in our periodic reports filed with the SEC, including in the “Risk Factors”

section of our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. The forward-looking information in this document is given as of the date of the particular statement and we assume no duty to update this information. Our filings and other important information are also available on the investor relations page of our web site at www.convergys.com.

About Convergys

Convergys delivers consistent, quality customer experiences in 47 languages and from more than 150 locations around the globe. We partner with our clients to improve customer loyalty, reduce costs, and generate revenue through an extensive portfolio of capabilities, including customer care, analytics, tech support, collections, home agent, and end-to-end selling. We are committed to delighting our clients and their customers, delivering value to our shareholders, and creating opportunities for our talented, caring employees, 125,000-strong in 31 countries around the world. Visit convergys.com to learn more about us.

(Convergys and the Convergys logo are registered trademarks of Convergys Corporation)

Contacts:

David Stein, Investor Relations

+1 513 723 7768 or investor@convergys.com

Krista Boyle, Public/Media Relations

+1 513 723 2061 or krista.boyle@convergys.com